Exhibit 4.3

May 24, 2006

True Energy Trust

2300, 530 – 8th Avenue S.W.

Calgary, AB T2P 3S8

Re:          Registration Statement on Form F-80

Ladies and Gentleman:

We hereby consent to the reference to our firm name and the use of our opinion under the section entitled “The Arrangement – Canadian Federal Income Tax Considerations” contained in the information circular of Shellbridge Oil & Gas, Inc. dated May 24, 2006, filed as part of the Registration Statement on Form F-80 of True Energy Trust registering its Trust Units under the Securities Act of 1933, as amended.

Sincerely,

McCarthy Tétrault LLP